Exhibit (j)(3)



                               CONSENT OF COUNSEL



     We hereby consent to the use of our name and to the reference to our Firm under the caption "Counsel and Independent Accountants" in the Prospectuses that are included in Post-Effective Amendment No. 11 to the Registration Statement (No. 333-78275; 811-09303) on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of Kinetics Mutual Funds, Inc. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.





                                            /s/ DRINKER BIDDLE & REATH LLP
                                            DRINKER BIDDLE & REATH LLP


Philadelphia, Pennsylvania
April 30, 2003